Exhibit 1.1

Certificate	Certificat
of Continuance	de prorogation

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

CRYSTALLEX INTERNATIONAL CORPORATION	345631-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de l’article 187 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de prorogation ci-jointes.

January 23, 1998/le 23 janvier 1998

Director—Directeur	Date of Continuance—Date de La prorogation

Canada Business Corporations Act	Lor régissant les sociétés par actions de régime fédéral	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1.	Name of Corporation	Dénomination de la société

CRYSTALLEX INTERNATIONAL CORPORATION

2.	The place in Canada where the registered office is to be situated	Lieu au Canada où doit étre situé le siège social

City of Vancouver, Province of British Columbia

3.	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories at tout nombre maximal d’actions que la société est autorisée à émettre

The Corporation is authorized to issue an unlimited number of common shares, an unlimited number of Class A Preference shares and an unlimited number of Class B Preference shares, the rights, privileges, restrictions of which are are set out on Schedule 1 annexed hereto.

4.	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None

5.	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d’administrateurs

Minimum 1; Maximum 10

6.	Restrictions, if any, on business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu

None

7.	(1) If change of name effected, previous name	(1) S’il y a changement de démp,omatopm. dénomination antérieure

n/a

	(2) Details of Incorporation	(2) Détails de la constitution

Crystallex International Corporation was incorporated under the laws of British Columbia on May 22, 1984 as Petroflame International Resources Ltd.

8.	Other provisions, if any	Autres dispositions, s’il y a lieu

The actual number of directors within the minimum and maximum number set out in paragraph 5 may be determined from time to time by resolution of the directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

Date January 22, 1998	Signature	Title - Titre SECRETARY

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT Corporation No. - N° de la société		Filed - Déposiée January 28, 1998

SCHEDULE 1

CRYSTALLEX INTERNATIONAL CORPORATION

(1)	The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

(a)	Payment of Dividends: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

(b)	Participation upon Liquidation, Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

(c)	Voting Rights: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of eat common share held at all such meetings.

(2)	The rights, privileges, restrictions and conditions attaching to the Class A Preference shares are as follows:

(a)	Series: The Class A Preference shares may at any time or from time to time be issued in one or more series. Subject to the provisions of this paragraph (2), the board of directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Class A Preference shares.

(b)	Idem: The Class A Preference shares shall be entitled to priority over the common shares and all other shares ranking junior to the Class A Preference shares with respect to the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(c)	Idem: The Class A Preference shares of each series shall rank on a parity with the Class A Preference shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(3)	The rights, privileges, restrictions and conditions attaching to the Class B Preference shares are as follows:

(a)	Series: The Class B Preference shares may at any time or from time to time be issued in one or more series. Subject to the provisions of this paragraph (3), the board of directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of Class B Preference shares.

(b)	Idem: The Class B Preference shares shall be entitled to priority over the common shares and all other shares ranking junior to the Class B Preference shares with respect to the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(c)	Idem: The Class B Preference shares of each series shall rank on a parity with the Class B Preference shares of every other series with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

LIST OF EXTRA-PROVINCIAL REGISTRATIONS

NONE

CANADA	NUMBER
PROVINCE OF BRITISH COLUMBIA	278317

Province of British Columbia

Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE

I HEREBY CERTIFY THAT

PETROFLAME INTERNATIONAL RESOURCES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

CRYSTALLEX INTERNATIONAL CORPORATION

GIVEN, UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLUMBIA THIS 21ST DAY OF MAY, 1991

DAVID W. BOYD REGISTRAR OF COMPANIES

Province of British Columbia

Form 21

(Section 371)

Certificate of Incorporation No. 278 317

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the under-mentioned on the date stated:

Name of Company Petroflame International Resources Ltd.

Date resolution passed January 31, 1991

Resolution

1.	RESOLVED, as a special resolution, that the name of the Company be changed from Petroflame International Resources Ltd. to Crystallex International Corporation, and that the first paragraph of the memorandum of the Company be altered accordingly.

~~2.~~	~~RESOLVED, as a special resolution, that the authorized capital of 60,000,000 shares be reduced to 12,000,000 shares without par value and the issued and outstanding share capital of the Company of 5,380,086 common shares without par value would be reduced to approximately 1,076,017 common shares without par value and the corresponding amendment of the Company’s Memorandum.~~

~~3.~~	~~RESOLVED, as a special resolution, that the authorized capital of 12,000,000 shares be increased to 60,000,000 shares without par value and the corresponding amendment of the Company’s Memorandum. The 60,000,000 shares will be divided into:~~

~~20,000,000 common shares without par value;~~

~~20,000,000 Class “A” Preference Shares with a par value of $50.00 each; and~~

~~20,000,000 Class “B” Preference Shares with a par value of $250.00 each.~~

3.	RESOLVED, as a special resolution, that the memorandum of the Company be altered so that it shall be in the Form set out in the Schedule to this resolution.

Certified a true copy the 31st day of January, 1991.

(Signature)

Secretory / Director
(Relationship to company)

EXHIBIT “A” to a Special Resolution of the Shareholders of PETROFLAME INTERNATIONAL RESOUCRES LTD. passed on January 31, 1991

PROVINCE OF BRITISH COLUMBIA

“COMPANY ACT”

ALTERED MEMORANDUM

As passed by Special Resolution of January 31, 1991

I wish to be formed into a company with limited liability under the Company Act (British Columbia) in pursuance of this Memorandum.

1.	The name of the Company is “CRYSTALLEX INTERNATIONAL CORPORATION”.

2.	The authorized capital of the Company consists of SIXTY MILLION (60,000,000) shares divided into:

(a)	20,000,000 Common shares without par value;

(b)	20,000,000 Class “A” Preference shares with a par value of $50.00 each; and

(c)	20,000,000 Class “B” Preference shares with a par value of $250.00 each;

The special rights and restrictions attached to the said shares are as set out in the Articles of the Company.

Province of British Columbia

Form 21

(Section 371)

Certificate of Incorporation No. 278 317

COMPANY ACT

SPECIAL RESOLUTION

The following special resolution was passed by the under-mentioned on the date stated:

Name of Company Petroflame International Resources Ltd.

Date resolution passed January 31, 1991

Resolution

1.	RESOLVED, as a special resolution, that the name of the Company be changed from Petroflame International Resources Ltd. to Crystallex International Corporation, and that the first paragraph of the memorandum of the Company be altered accordingly.

3.	RESOLVED, as a special resolution, that the memorandum of the Company be altered so that it shall be in the Form set out in the Schedule to this resolution.

Certified a true copy the 31st day of January, 1991.

(Signature)

Secretory / Director
(Relationship to company)

EXHIBIT “A” to a Special Resolution of the Shareholders of PETROFLAME INTERNATIONAL RESOUCRES LTD. passed on January 31, 1991

PROVINCE OF BRITISH COLUMBIA

“COMPANY ACT”

ALTERED MEMORANDUM

As passed by Special Resolution of January 31, 1991

I wish to be formed into a company with limited liability under the Company Act (British Columbia) in pursuance of this Memorandum.

1.	The name of the Company is “CRYSTALLEX INTERNATIONAL CORPORATION”.

2.	The authorized capital of the Company consists of SIXTY MILLION (60,000,000) shares divided into:

(a)	20,000,000 Common shares without par value;

(b)	20,000,000 Class “A” Preference shares with a par value of $50.00 each; and

(c)	20,000,000 Class “B” Preference shares with a par value of $250.00 each;

The special rights and restrictions attached to the said shares are as set out in the Articles of the Company.

CANADA	NUMBER
PROVINCE OF BRITISH COLUMBIA	278317

Province of British Columbia

Ministry of Consumer and Corporate Affairs

REGISTRAR OF COMPANIES

COMPANY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

PETROFLAME INTERNATIONAL RESOURCES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN, UNDER MY HAND AND SEAL OF OFFICE AT VICTORIA, BRITISH COLUMBIA THIS 22ND DAY OF MAY, 1984

L. G. HUCK DEPUTY REGISTRAR OF COMPANIES